UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2019

Neoleukin Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Terry Avenue North

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (206) 732-2133

Aquinox Pharmaceuticals, Inc.

450 – 887 Great Northern Way

Vancouver, B.C. Canada, V5T 4T5

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000001	NLTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2019, Aquinox Pharmaceuticals, Inc. (“Aquinox”) completed its transaction with Neoleukin Therapeutics, Inc., a Delaware corporation (“Neoleukin”), and Apollo Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Aquinox (“Merger Sub”) in accordance with the terms of the Agreement and Plan of Merger, dated as of August 5, 2019 (the “Merger Agreement”). Pursuant to the Merger Agreement, the Merger Sub merged with and into Neoleukin (the “Merger”), with Neoleukin surviving the Merger as a wholly-owned subsidiary of Aquinox.

As a result of the Merger, the following agreement and arrangement effectively became the agreement and arrangement of Aquinox.

Exclusive Start-up License Agreement with the University of Washington

On July 8, 2019, Neoleukin entered into an Exclusive License Agreement with the University of Washington (“UW”), under which UW (on behalf of itself and Stanford University) granted Neoleukin an exclusive worldwide license under certain patent rights, to make, have made, use, offer to sell, sell, offer to lease or lease, import, export or otherwise offer to dispose of licensed products in all fields of use, and a nonexclusive worldwide license to use certain know-how. The foregoing licenses are sublicenseable by Neoleukin without UW’s consent, subject to certain limited conditions.

As consideration for the licensed rights, Neoleukin issued shares of common stock to UW, representing five percent of the Company’s fully-diluted capitalization on the date on which the Exclusive License Agreement was executed. In addition, Neoleukin agreed to issue additional shares of common stock to UW sufficient to ensure UW maintains its ownership percentage of Neoleukin’s fully-diluted capitalization, until Neoleukin raised a certain amount of equity capital. Pursuant to the agreement, Neoleukin also granted to UW an assignable right to participate in any future sale of equity securities by Neoleukin, subject to certain exclusions. Additionally, Neoleukin is required to pay UW: (i) an annual maintenance fee starting in January 2022 (but excluding any year in which minimum annual royalties are paid); (ii) up to $875,000 in combined development and regulatory milestone payments with respect to each distinct class of licensed product; (iii) up to $10.0 million in combined commercial milestone payments based on cumulative net sales of licensed products within each distinct class of licensed product; (iv) a low single digit royalty on net sales of licensed products sold by Neoleukin and its sublicensees, which may be subject to reductions, and subject to minimum annual royalty payments following the first commercial sale of a licensed product; (v) a certain percentage of any sublicense consideration (other than royalties) Neoleukin receives from sublicensees, ranging from 50% to low single digit percentages based on the stage of development at the time the sublicense is executed; and (vi) a certain percentage of consideration Neoleukin receives from an acquisition of Neoleukin or its assets, ranging from 50% to zero based on the stage of development at the relevant time. Neoleukin is obligated to pay royalties on a country-by-country basis until the expiration of the last valid claim within the licensed patent rights in such country.

The agreement will expire upon the expiration of the last valid claim within the licensed patent rights. Neoleukin may terminate the agreement upon prior written notice to UW. UW may terminate the agreement by a specified number of days’ notice if Neoleukin permanently ceases operations, becomes insolvent or similar, or if Neoleukin challenges the validity of the licensed patent rights. In addition, UW may terminate the agreement for material breach that is not cured within a specified number of days, which cure period is to be at least doubled if Neoleukin is proceeding diligently to cure the default.

The foregoing description of the License Agreement is not complete and is qualified in its entirety by reference to the document attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Aquinox issued to the former holders of Neoleukin capital stock (i) 4,589,787 shares of Aquinox common stock representing approximately 19.5% of Aquinox’s issued and outstanding shares of common stock (calculated prior to the issuance of those new shares of common stock) and (ii) 101,948 shares of a newly created Aquinox non-voting convertible preferred stock that, following approval of Aquinox’s stockholders, will be convertible (the “Preferred Stock Conversion”) into 10,194,838 shares of Aquinox common stock such that following such conversion, the former holders of Neoleukin capital stock will, together with the shares of common stock issued at the Effective Time, hold in aggregate approximately 38.58% of the fully diluted outstanding shares of Aquinox (taking into account currently outstanding Aquinox stock options and a portion of the currently granted Aquinox options that may be in the money at closing, but excluding equity incentive awards covering shares of Aquinox common stock that are expected to be granted to continuing employees, including members of management, of Neoleukin). Any outstanding shares of Neoleukin common stock that were unvested or subject to repurchase or forfeiture restrictions became fully vested and any repurchase or forfeiture restrictions thereon lapsed immediately prior to the Effective Time.

In connection with the Merger, Aquinox will prepare and file with the U.S. Securities and Exchange Commission (“SEC”) a proxy statement, and will seek the approval of Aquinox’s stockholders with respect to certain actions, including the following (collectively, the “Aquinox Stockholder Matters”):

•	the approval of the Preferred Stock Conversion; and

•

the amendment of Aquinox’s restated certificate of incorporation to increase the number of authorized shares of common stock to an amount as determined by the board of directors of Aquinox (the “Aquinox Board”) following the closing.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, that was filed as Exhibit 2.1 to Aquinox’s Current Report on Form 8-K filed with the SEC on August 6, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Merger is incorporated by reference into this Item 2.03.

Neoleukin entered into a facility use agreement, dated as of December 4, 2018, with the Institute for Systems Biology, for the sublease of Neoleukin’s office and laboratory space in Seattle, Washington (the “Sublease Agreement”). The base rent for the Sublease Agreement is currently $163,765 per month, plus additional overhead charges for office and laboratory operations and maintenance costs. On April 17, 2019, Neoleukin entered into an amendment to the Sublease Agreement, expanding the space under the sublease from 2,030 square feet to 3,500 square feet.

The foregoing description of the Sublease Agreement is not complete and is qualified in its entirety by reference to the documents attached hereto as Exhibit 10.2 and Exhibit 10.3, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

See the descriptions set forth under Items 1.01, 2.01 and 5.03, which are incorporated into this Item 3.02 by reference. The shares were issued in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act and Rule 506 promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors; Resignation of Executive Officer

As previously disclosed, in connection with the Merger and effective as of the Effective Time, the Aquinox Board accepted the resignations of Gary Bridger, Ph.D., Daniel Levitt, M.D., Ph.D., Richard S. Levy, M.D., David J. Main, Kevin Neu, M.D., and Robert E. Pelzer from the Aquinox Board, including the resignations of Mr. Main as Chairman of the Aquinox Board and as President and Chief Executive Officer of Aquinox, Mr. Pelzer from the Audit Committee of the Aquinox Board (the “Audit Committee”), Dr. Levitt and Dr. Levy from the Compensation Committee of the Aquinox Board (“Compensation Committee”), and Dr. Bridger and Dr. Neu from the Nominating and Corporate Governance Committee of the Aquinox Board (“Governance Committee”).

(c) Appointment of Executive Officer

As previously disclosed, in connection with the Merger and effective as of the Effective Time, Dr. Drachman was appointed Chief Executive Officer of Aquinox.

(d) Election of Directors; Appointment of Committee Members

As previously disclosed, in connection with the Merger and effective as of the Effective Time, the Aquinox Board elected Ms. M. Cantey Boyd, Dr. Drachman, Dr. Sarah B. Noonberg, and Dr. Lewis T. “Rusty” Williams, to the Aquinox Board. Dr. Williams was designated as a Class I member of the Aquinox Board, to serve until the 2021 annual meeting of the stockholders of Aquinox; each of Dr. Drachman and Dr. Noonberg was designated as a Class II member of the Aquinox Board, to serve until the 2022 annual meeting of the stockholders of Aquinox; and Ms. Boyd was designated as a Class III member of the Aquinox Board, to serve until the 2020 annual meeting of the stockholders of Aquinox. Ms. Boyd, Dr. Drachman, Dr. Noonberg, and Dr. Williams will serve until his or her respective terms expire and until his or her successor is duly elected and qualified or until his or her death. Mr. Sean Nolan will remain as a Class I member of the Aquinox Board and Mr. Todd Simpson will remain as a Class III member of the Aquinox Board.

In addition, to fill in the vacancies created by the departures of Dr. Bridger, Dr. Levitt, Dr. Levy, Mr. Main, Dr. Neu, and Mr. Pelzer, the Aquinox Board appointed (i) Dr. Drachman to serve as the interim Chairman of the Aquinox Board; (ii) Dr. Williams to serve as a member of the Audit Committee, with Mr. Nolan remaining as a member of the Audit Committee and Mr. Simpson remaining as Chair of the Audit Committee; (iii) Dr. Noonberg and Mr. Simpson to serve as members of the Compensation Committee, and Mr. Nolan to serve as the Chair of the Compensation Committee; and (iv) Ms. Boyd and Dr. Noonberg to serve as members of the Governance Committee, and Dr. Williams to serve as the Chair of the Governance Committee. Mr. Nolan and Mr. Simpson will both step down from the Governance Committee.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Amendment

On the August 9, 2019, Aquinox changed its name to “Neoleukin Therapeutics, Inc.” from “Aquinox Pharmaceuticals, Inc.” (the “Name Change”) by filing a Certificate of Amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation (the “Charter”), with Secretary of State of the State of Delaware to effect the Name Change. In accordance with the General Corporation Law of the State of Delaware, as amended, and the Charter, the Aquinox Board approved the Name Change and the Certificate of Amendment. Stockholder approval was not required.

Trading Symbol

In connection with the Name Change, the trading symbol for Aquinox’s shares of common stock on the Nasdaq Global Market changed from “AQXP” to “NLTX” effective August 12, 2019.

Certificate of Designation

On the Effective Date, Aquinox filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”), designating 105,000 shares of Aquinox’s authorized preferred stock as Series A Preferred Stock, with the office of the Secretary of State of the State of Delaware. Certain of the material rights, preferences, privileges, and restrictions applicable to the Series A Preferred Stock are described below.

Conversion. Each share of the Series A Preferred Stock will initially be convertible into 100 shares of Aquinox’s common stock. The conversion rate of the Series A Preferred Stock is subject to proportionate adjustments for stock splits, reverse stock splits and similar events. Each issued and outstanding share of Series A Preferred Stock shall be automatically converted into 100 shares of fully paid and non-assessable shares of common stock immediately at 5:00 p.m. Pacific time on the date that the Aquinox Stockholder Matters are approved.

Dividends. Subject to certain exceptions, holders of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock.

Voting Rights. Except as required by applicable law, the Series A Preferred Stock shall have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, Aquinox shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock (including by the designation, authorization, or issuance of any shares of preferred stock of Aquinox that purports to be pari passu with, or senior in rights or preferences to, the Series A Preferred Stock, (b) alter or amend the Certificate of Designation, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (d) increase the number of authorized shares of Series A Preferred Stock, (e) subject to certain exceptions, pay dividends on any shares of capital stock of Aquinox or (f) enter into any agreement with respect to any of the foregoing. Holders of shares of common stock acquired upon the conversion of shares of Series A Preferred Stock shall be entitled to the same voting rights as each other holder of common stock except that such holders may not vote upon the proposal related to the Preferred Stock Conversion in accordance with Rule 5635 of the listing rules of The Nasdaq Stock Market LLC.

Liquidation Rights. Upon any liquidation, dissolution or winding-up of Aquinox, whether voluntary or involuntary, or Deemed Liquidation (as defined in the Certificate of Designation) the holders of Series A Preferred Stock are entitled to receive out of the assets of Aquinox or proceeds thereof, an amount equal to the greater of (1) $1.00, plus all accrued but unpaid dividends thereon (the “Series A Preference Amount”) or (2) the amount to which such holders would be entitled to receive if such shares of Series A Preferred Stock had been converted to Aquinox’s common stock immediately prior to such liquidation or Deemed Liquidation. After the payment of the full liquidation preference of the Series A Preferred Stock, if applicable, the remaining assets of Aquinox available for distribution to its stockholders shall be distributed ratably to the holders of the shares of Aquinox’s common stock and common stock equivalents, which may include the Series A Preferred Stock.

Fundamental Transaction. If, at any time while this Series A Preferred Stock is outstanding, (i) Aquinox, directly or indirectly, in one or more related transactions effects any merger or consolidation of Aquinox with or into another person, (ii) Aquinox, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by Aquinox or another person) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock, (iv) Aquinox, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, or (v) Aquinox, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of common stock (not including any shares of common stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then each holder of Series A Preferred Stock shall automatically receive, for each conversion share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, (x) the same consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which this Series A Preferred Stock is convertible immediately prior to such Fundamental Transaction multiplied by (y) 100.

The foregoing descriptions of the Certificate of Designation is not complete and is qualified in its entirety by reference to the document attached hereto as Exhibit 3.1, which is incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the closing of the Merger, Aquinox is filing information for the purpose of supplementing and updating certain aspects of the description of Aquinox’s business from that described under the heading, “Item 1. Business” in Aquinox’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 12, 2019. Aquinox is also filing additional risk factors related to the Neoleukin business for the purpose of supplementing and updating the risk factor disclosure contained in Aquinox’s prior public filings, including those discussed under the heading “Item 1A. Risk Factors” in Aquinox’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 1, 2019. The updated disclosures are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Forward Looking Statements

This report, including the exhibits attached hereto, contain forward-looking statements based upon Aquinox’s and Neoleukin’s current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical and preclinical results; Neoleukin having sufficient resources to advance its pipeline; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) the uncertainties associated with the clinical development and regulatory approval of product candidates; (ii) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (iii) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (iv) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and (v) risks associated with the possible failure to realize certain anticipated benefits of the Merger, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled “Risk Factors” in Aquinox’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC, the “Risk Factors of Neoleukin’s Business” which is attached hereto as Exhibit 99.2, and in other filings that Aquinox makes and will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Aquinox expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Number	Description

3.1	Certificate of Designation

10.1	Exclusive Start-Up License Agreement, dated July 8, 2019, by and between the University of Washington and Neoleukin Therapeutics, Inc.

10.2	Facility Use Agreement, dated December 4, 2018, by and between Institute for Systems Biology and Neoleukin Therapeutics, Inc.

10.3	Amendment No. 1 to the Facility Use Agreement, dated April 17, 2019, by and between Institute for Systems Biology and Neoleukin Therapeutics, Inc.

99.1	Updated Neoleukin Therapeutics, Inc. business disclosure

99.2	Updated Neoleukin Therapeutics, Inc. risk factor disclosure

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aquinox Pharmaceuticals, Inc.

By:	/s/ Kamran Alam
Name:	Kamran Alam
Title:	Interim Chief Financial Officer

Date: August 12, 2019